Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       for
                             Tenders of Outstanding
                         11 1/4% Senior Notes due 2001,
                        12 1/8% Senior Notes due 2002 and
                       13 1/4% Subordinated Notes due 2003
                                       and
          10 1/4% Senior Notes due 2001 of Specialty Foods Corporation,
        11 1/8% Senior Notes due 2002 of Specialty Foods Corporation and
    11 1/4% Senior Subordinated Notes due 2003 of Specialty Foods Corporation
                                 in Exchange for
                          11 1/4% Senior Notes due 2001
                          12 1/8% Senior Notes due 2002
                   13 1/4% Senior Subordinated Notes due 2003
            Registered Under the Securities Act of 1933, as amended,
                                       of
                             SFC NEW HOLDINGS, INC.

      Registered holders of outstanding (i) 11 1/4% Senior Notes due 2001, 12 1/8% Senior Notes due 2002 and 13 1/4% Senior Subordinated Notes due 2003 (the "Private Exchange Notes"), and (ii) 10 1/4% Senior Notes due 2001 of Specialty Foods Corporation, 11 1/8% Senior Notes due 2002 of Specialty Foods Corporation and 11 1/4% Senior Subordinated Notes due 2003 of Specialty Foods Corporation (the "SFC Notes" and, together with the Private Exchange Notes, the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of 11 1/4% Senior Notes due 2001, 12 1/8% Senior Notes due 2002 and 13 1/4% Senior Subordinated Notes due 2003 (the "Exchange Notes") and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See "The Exchange Offers-- Terms of the Exchange Offers-- Procedures for Tendering" in the Prospectus.

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 13, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). INITIAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offers is:

                     UNITED STATES TRUST COMPANY OF NEW YORK

                        By Registered or Certified Mail:

                     United States Trust Company of New York
                           P.O. Box 843 Cooper Station
                            New York, New York 10276
                       Attention: Corporate Trust Services

                            By Hand Before 4:30 p.m.:

                     United States Trust Company of New York
                                  111 Broadway
                            New York, New York 10006
                  Attention: Lower Level Corporate Trust Window

    By Overnight Courier and By Hand After 4:30 p.m. on the Expiration Date:

                     United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003

                     By Facsimile for Eligible Institutions:

                                 (212) 420-6211
                           Attention: Customer Service

                    For confirmation and/or information call:

                                 (800) 548-6565

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders the principal amount of Initial Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated August 9, 1999 of SFC New Holdings, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

     Name and address of
   registered holder as it                                 Aggregate Principal Amount
appears on the Initial Notes    Certificate Number(s) of         Represented by         Principal Amount of Initial
       (Please Print)            Initial Notes Tendered           Initial Notes               Notes Tendered

----------------------------    ------------------------   --------------------------   ---------------------------

----------------------------    ------------------------   --------------------------   ---------------------------

----------------------------    ------------------------   --------------------------   ---------------------------

----------------------------    ------------------------   --------------------------   ---------------------------

----------------------------    ------------------------   --------------------------   ---------------------------

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Initial Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: __________________________________________________________________
                                    (Authorized Signature)

Address: _________________________________________ Title: ______________________

__________________________________________________ Name: _______________________
                     (Zip Code)                           (Please type or print)

Area Code and Telephone Number: ______________________ Date: ___________________

NOTE: DO NOT SEND INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. INITIAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.